Exhibit 3.1

Filed in the Office of Secretary of State State Of Nevada Business Number E0295092018 - 8 Filing Number 20222696075 Filed On 10/17/2022 11:32:00 AM Number of Pages 2

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment <PuRsuANT TO NRs 78 . 380 & 78 . 385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT TO NRs 78.403) Officer's Statement PuRsuANT TO NRs 8o . o3o J . Effective Date and ime: (Optional) Date : Time : (must not be later than 90 days after the certificate is filed) . Information Being hanged: (Domestic orporations only) Changes to takes the following effect: The entity name has been amended. 0 The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) O The purpose of the entity has been amended . Ƒ The authorized shares have been amended . D The directors , managers or general partners have been amended. D IRS tax language has been added. 0 Articles have been added . D Articles have been deleted . 0 Other . The articles have been amended as follows: (provide article numbers, if available) : Article 1: The name of the Corporation is TANCHENG GROUP CO . , LTD . L........ (attach additional page(s) if necessary) . Signature: Required) x/s/YuYang I CEO Signature of Officer or Authorized Signer Title xis/ Yu Yang ICFO Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right g i ven to any class or series of outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees . Page 2 of 2 Rev i sed : 1/1/2019